Eastern Bank
                                  605 Broadway
                              Sagas, MA 01906-3206
                                 (617) 233-0400

                                                           November 25, 1996

BKC Semiconductors Incorporated
6 Lake Street
Lawrence, Massachusetts 01841

Attn: Mr. Bryan Schmidt
Treasurer

Re: First Amendment of Demand Loan and Security Agreement Accounts Receivable and Inventory

Gentlemen:

     Reference is made to that certain Demand Loan and Security Agreement Accounts Receivable and Inventory dated July 18, 1994 (the "Agreement") by and between BKC Semiconductors Incorporated (the "Borrower") and Eastern Bank (the "Bank"). All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Agreement.

     Notwithstanding the provisions of the Agreement to the contrary, the Agreement is hereby amended, effective immediately, as follows:

1. Section 5.A. of the Agreement is hereby deleted in its entirety and the following new Section 5.A. substituted therefor, as follows:

"5. LOANS.

    A. Subject to the terms and provisions of this Agreement, the Bank hereby establishes a discretionary revolving line of credit in Borrower's favor in the amount set forth below, as determined by Bank from time to time hereafter. Bank may make such loans to Borrower, based upon such facts and circumstances existing at the time of the request, as from time to time Bank elects to make which are secured by Borrower's Inventory, Accounts and all other Collateral and the proceeds thereof. Without limiting the discretionary nature of Bank's obligation to make loans hereunder, or the demand feature of any loans that Bank does make hereunder, Borrower agrees that the aggregate unpaid principal of all loans outstanding at any one time shall not exceed the Borrowing Base. The term 'Borrowing Base' as used herein shall mean the sum of the following:

(a) up to eighty (80%) percent of the unpaid face amount of Qualified Accounts (as defined below) or such other percentage thereof as may from time to time be fixed by the Bank upon notice to Borrower, PLUS

(b) the lesser of (i) $600,000.00 or (ii) the sum of (x) up to fifty (50%) percent of the cost or market value, whichever is lower, of all Eligible Inventory (as defined below) consisting of raw materials and finished goods Inventory manufactured by the Borrower, PLUS (y) twenty (20%) percent of the cost or market value, whichever is lower, of all Eligible Inventory (as defined below) consisting of 'Trust Hold' Inventory manufactured by the
Borrower: PLUS

(c) the lesser of (i) $300,000.00, or (ii) up to fifty (50%) percent of the cost or market value, whichever is lower, of all Eligible Inventory consisting of Inventory purchased by the Borrower for re-sale; MINUS

(d) one hundred percent (100%) of the aggregate amount then undrawn on all standby letters of credit and acceptances issued by the Bank for the account of the Borrower; MINUS

(e) One Hundred Thousand ($100,000.00) Dollars, which reserve amount shall increase by $8,000.00 per month for twelve (12) months, effective as of the first day of each such month, commencing on December 1, 1996;

but in no event shall the sum of all direct loans plus the sum of the aggregate amount undrawn on all letters of credit and acceptances be in excess of $2,500,000.00 or such other sum as may from time to time be fixed by the Bank upon notice to Borrower. All such loans shall bear interest and at the option of Bank shall be evidenced by demand notes in form satisfactory to Bank, but in the absence of notes shall be conclusively evidenced by the Bank's record of disbursements and repayments and shall be payable ON DEMAND. Interest will be charged to Borrower at a fluctuating rate which is the daily equivalent to the Base Rate in effect from time to time, plus one (1%) percent per annum or at such other rate agreed on from time to time by the parties, upon any balance owing to Bank at the close of each day and shall be payable monthly in arrears, on the first day of each month, until the Bank makes demand; PROVIDED THAT
Bank at all times reserves the right exercisable in Bank's sole discretion, based upon circumstances then existing, to adjust the margin over the Base
Rate payable by Borrower hereunder upon thirty (30) days notice to Borrower. The rate of interest payable by Borrower shall be changed effective as of that date in which a change in the Base Rate becomes effective. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. The term 'Base Rate' as used herein and in any supplement and amendment hereto shall mean the rate of interest announced from time to time by Bank, at its head office, as its Base Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Bank. The Bank represents and warrants that the Bank's Base Rate shall not be substantially different from the prime rate of The First National Bank of Boston d/b/a Bank of Boston for more than three (3) consecutive days at any one time."


1. Section 13(a), and 13(b) and 13(d) of the Agreement are hereby deleted in their entirety and the following new Sections 13(a), 13(b) and 13(d) substituted therefor, as follows:

"(a) (Tangible Net Worth) permit its tangible net worth to be less than $3,000,000.00 on the last day of any fiscal year;

(b) (Debt to Worth) permit the aggregate amount of its indebtedness to be more than 1.50 times the amount of its tangible net worth on the last day of any fiscal year;...

(d) (Current Ratio) permit the ratio of its current assets to its current liabilities to be less than 1.50 to 1 on the last day of any fiscal year;..."

   Except as specifically amended hereby, the Agreement remains in full force and effect and the Borrower hereby reaffirms all representations and warranties contained t herein, as of the date hereof.

    Please acknowledge your acceptance and agreement to the matters contained herein by signing this letter in the space provided and returning it to the undersigned, whereupon it shall take effect as an instrument under seal.

                                             Very truly yours,
                                             EASTERN BANK
                                             By: /s/Thomas J. Barry
                                                 Thomas J. Barry, Vice President

ACCEPTED AND AGREED TO:
BKC SEMICONDUCTORS INCORPORATED
By: /s/ Bryan Schmidt
    Bryan Schmidt, Treasurer

                               SECURED TERM NOTE

$1,100,000.00                                                November 25, 1996
                                                         Boston, Massachusetts

   For value received, the undersigned promises to pay to Eastern Bank ("Bank"), or order, at its office, the principal sum of One Million One Hundred Thousand ($1,100,000.00) Dollars in forty (40) installments as follows: $27,500.00 on December 30, 1996, and the same amount on the last business day of each month thereafter until March 31, 2000 (when the outstanding principal balance plus all accrued and unpaid interest shall be due and payable in full), with interest from the date hereof on the said principal sum from time to time outstanding at the Base Rate plus one (1%) percent per annum. Such interest shall be payable monthly in arrears on the last business day of each month, commencing on the first of such dates next succeeding the date hereof. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. If this Note is not paid in full on the date of maturity or upon the exercise by Bank of its rights in the event of the undersigned's default, interest on unpaid balances shall thereafter be payable at a fluctuating interest rate per annum equal to three (3%) percent greater than the rate of interest specified herein.

   The term "Base Rate" as used herein shall mean the rate of interest announced by Bank from time to time, at its head office, as its Base Rate, it being understood that such rate is a reference rate, and not necessarily the lowest rate of interest charged by Bank.

   The undersigned hereby authorizes Bank to charge the amount of all monthly interest and principal payments, when due and payable hereunder, against the undersigned's loan account created pursuant to a Demand Loan and Security Agreement Accounts Receivable and Inventory dated July 18, 1994, as amended (the "Agreement").

   At the option of the holder, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of (i) a default of any liability, obligation or undertaking of the undersigned, hereunder or otherwise, including failure to pay in full and when due any installment of principal or interest hereunder; (ii) an Event of Default as defined in the Agreement; or (iii) termination of the Agreement.

   Any deposits or other sums at any time credited by or due from Bank to the undersigned or any guarantor hereof, and any securities or other property of the undersigned or any such guarantor, in the possession of Bank, may at any and all times be held and treated as security for the payment of the liabilities hereunder; and Bank may apply or set off such deposits or other sums, at any time, and without notice to the undersigned or to any such guarantor, against any of such liabilities, whether or not the same have matured, and whether or not other collateral is available to Bank.

  The undersigned agrees to pay all costs of collection including reasonable fees of attorney.

   No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every one of the undersigned and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

This Note is secured pursuant to the terms of the Agreement.

   THE UNDERSIGNED AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVES ANY RIGHT THEY MAY HAVE OR HEREAFTER HAVE TO
A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. The undersigned hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. The undersigned acknowledges that it has read the provisions of this Note and in particular, this Section; has consulted legal counsel; understands the right it is granting in this Note and is waiving in this Section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

   The undersigned and Bank agree that any action or proceeding to enforce or arising out of this Note may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk, Norfolk or Middlesex, or in the District Court of the United States for the District of Massachusetts, and the undersigned waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to the undersigned, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

All rights and obligations hereunder shall be governed by the law of the Commonwealth of Massachusetts and this Note shall be deemed to be under seal.

Witness:                                     BKC SEMICONDUCTORS INCORPORATED

/s/ Donald E. Church                         By: /s/ Bryan Schmidt, Treasurer
Donald E. Church                                 Bryan Schmidt, Treasurer

                                    GUARANTY

1. Identification. This Guaranty is made by The City of Lawrence, Massachusetts, a body corporate and politic with a mailing address c/o Office of Economic Development, City Hall, 200 Common Street, Lawrence, MA (the "City") in favor of Eastern Bank, a Massachusetts Corporation of 94 Pleasant Street, Malden, MA, ("Lender").

2. Background and Reasons for Guaranty.

    2.1 Note and Security Instruments. Lender is loaning to BKC Semiconductors, Incorporated, a Massachusetts Corporation, ("BKC") with a usual place of business at 6 Lake Street, Lawrence, MA (the "Borrower") the principal sum of ONE MILLION ONE HUNDRED THOUSAND and 00/100 ($1,100,000.00) DOLLARS (the "Loan"). The Loan is evidenced by a promissory note of Borrower payable to Lender dated November 25, 1996 (the "Note"). The Note is secured by a Security Agreement and other loan documents all of even date as the Note (collectively the "Security Instruments"). The Borrower's obligations under the Note and Security Instruments shall be referred to herein as the "Borrower's Obligations."

    2.2 Requirement of Guaranty. As a condition precedent to the making of the Loan by Lender to Borrower, Lender has required that the City execute and deliver this Guaranty to Lender.

    2.3 Consideration to Guarantor. Guarantor desires to execute and deliver the Guaranty to Lender because the loan will benefit Guarantor as follows: the loan will permit BKC to retain 110 jobs and create 15 jobs in the City. Retention and expansion of jobs in the City is a National Objective of the Community Development Block Grant Program and the provision of a loan guaranty for a business entity is an eligible activity under the Section 108 Program and Regulations, 24 C.F.R. 570.700, et seq.

3. Guaranty. The City, in consideration of Lender making the Loan to Borrower and Borrower's convenants with the representations to the City, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of inducing Lender to make the Loan, hereby guarantees to Lender (a) the full, punctual and prompt payment of sums not greater than Four Hundred Fifty Thousand and 00/100 ($450,000.00) Dollars payable under the terms of the Note, whether at maturity or by acceleration or otherwise, in immediately available coin and currency of the United States, provided however that the guarantee of payment made hereunder shall be reduced by the amount of Twenty-five Thousand and 00/100 ($25,000.00) Dollars each month hereafter until May 25, 1998 at which time the obligations of the City hereunder shall terminate. Amounts guaranteed hereunder shall be reduced on a prorata basis (i.e. in the amount of $833.34 per day) for the portion of any month during which the City's obligation to pay money to Lender pursuant to this Guaranty may become due. The Guaranty is subject to the terms and conditions of the Letter Agreement of Eastern Bank dated November 25, 1996 (the "Letter Agreement") a copy of which is attached hereto as Addendum "A".

4. Primary Nature of Guaranty. In giving this Guaranty, the City hereby acknowledges that this Guaranty is a guarantee of payment and not of collection, and that, subject to the terms and conditions of the Letter Agreement, the liability of the City, hereunder is present, absolute, unconditional, continuing, primary, direct and independent of the obligations of Borrower. Except as set forth in the Letter Agreement, Lender shall not be required to pursue any other remedies before invoking the benefits of this Guaranty, including, without limitation, its remedies under the Note and Security Instruments. With regard to any rights which may accrue to Lender under or in connection with the Note, the Security Instruments or this Guaranty, Lender may, at its option, and subject to the terms of the Letter Agreement, look to Guarantor for the payment of sums due and payable under the Note to the extent provided herein, without having first commenced any action or proceeding against Borrower or any other guarantor or any other parties or other security, and without having obtained any judgment against Borrower or against any other guarantor. Subject to the terms of the Letter Agreement, enforcement of Lender's rights against the security given by Borrower for the Loan shall not impair the right of Lender to enforce this Guaranty, the City expressly agreeing that any such action by Lender shall not operate as a release of the City's liability hereunder.

5. Continuing Nature of Guaranty. The liability of the City shall remain and continue in full force and effect notwithstanding:

   (a) the nonliability of Borrower for any reason whatsoever for the payment of sums due under the Note or any part thereof;

   (b) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property described in the Security Instruments, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or any similar proceeding, affecting Borrower or any of its assets;

   (c) the assignment or transfer of the Note and/or Security Instruments;

   (d) the release of Borrower from the observance of any of the agreements, covenants, terms or conditions contained in the Note and/or Security Instruments by operation of law; or

   (e) any defenses or rights of set-off or counter claims which Borrower may have or assert.

it being the intention hereof that the City shall remain liable hereunder, in the amounts and for the time set forth in Paragraph 3 hereof or until the amounts due under the Note shall have been fully paid, performed and observed by Borrower, notwithstanding any act, omission or thing that might otherwise operate as a legal or equitable discharge of the City. Time shall be of the essence to the City's obligations hereunder.

6. Certain Rights of Lender. Lender may at any time and from time to time, with or without consideration, without prejudice to any claim against the City hereunder, without in any way changing, releasing or discharging the City from its liabilities and obligations hereunder and without the consent of the City:

   (a) exchange, release or surrender all or any part of the security which Lender may at any time hold;

   (b) sell all or any part of the security and become the purchaser thereof at any such sale;

   (c) renew, rearrange or extend the time, manner, place or terms of payment and performance of the amounts due under the Note or any renewal or extension thereof; provided however that any such change shall not extend or alter the City's liability hereunder.

   (d) forbear, extend the time for, or grant indulgences with respect to the enforcement of any of the Borrower's Obligations or the exercise by Lender of any right or remedy contained in the Note or the Security Instruments, or available under applicable law, whether such enforcement be fully prosecuted or otherwise;

   (e) supplement, change, amend, substitute, modify, alter or cancel the Borrower's Obligations, the Note or the Security Instruments;

   (f) take other guarantees, collateral or security with respect to the Borrower's Obligations.

7.  Certain Waivers by Guarantor. Guarantor hereby waives:

   (a) any right to require Lender to (i) proceed against Borrower; (ii) except as set forth in the Letter Agreement, proceed against, exhaust or participate in any security held by Lender for the payment and performance of the Borrower's Obligations, or (iii) pursue any other remedy that Lender has or to which it may be entitled;

   (b) any right that Guarantor has or to which Guarantor may be entitled to cause a marshalling of Borrower's assets.

8. No Waiver by Lender. No failure, omission or delay on the part of Lender in exercising any rights hereunder or in taking any action to collect or enforce payment or performance of the Borrower's Obligations or in enforcing observance or performance of any agreement, covenant, term or condition to be performed or observed under the Note or Security Instruments, either against Borrower or any other person liable therefor, shall operate as a waiver of any such right or in any manner prejudice the rights of Lender against the City.

9. Governing Law. This Guaranty shall be enforced and construed in accordance with the laws of the Commonwealth of Massachusetts.

10. Cumulative Remedies. All of Lender's rights, remedies and recourse under the Note, the Security Instruments or this Guaranty, are separate and cumulative and may be pursued separately, successively or concurrently, are non-exclusive and the exercise of any one or more of them shall in no way limit or prejudice any other legal or equitable right, remedy or recourse to which Lender may be entitled.

11. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring to this Guaranty and to the provision so modified or limited and signed on behalf of the City and Leader.

12. Notices. The parties agree that any notice or demand shall be deemed to be sufficiently given or served if it is in writing and is personally served or in lieu of personal service is mailed by first class certified mail, postage prepaid, if addressed to the City at the following address:

      Mayor
      Lawrence City Hall
      200 Common Street
      Lawrence, MA 01810

      with a copy to:

      Director                                        City Attorney
      Office of Economic Development     -and-        Lawrence City Hall
      200 Common Street                               200 Common Street
      Lawrence, MA 01840                              Lawrence, MA 01840
        and if addressed to Lender at:

        Eastern Bank
        94 Pleasant Street
        Malden, MA 02148

Any notice or demand so mailed shall be deemed received on the date of actual receipt or on the third business day after mailing, whichever first occurs.

IN WITNESS WHEREOF, the City of Lawrence, acting by and through its Mayor, has executed this Guaranty under seal this 25th day of November, 1996.

                                    The City of Lawrence



/s/                                  By: /s/ Mary Claire Kennedy
Witness                                  Mary Claire Kennedy, Mayor




Approved as to form:

/s/ City Attorney
City Attorney

                                  Addendum "A"

                                  Eastern Bank
                                  605 Broadway
                             Saugus, MA 01906-3206
                                 (617) 233-0400

                                                         November 25, 1996



The City of Lawrence
c/o Community Development Department
225 Essex Street
Lawrence, Massachusetts 01840

Attn: Mayor Mary Claire Kennedy

Re: BKC Semiconductors Incorporated

Ladies and Gentlemen:

    We are as of this date extending a term loan (the "Loan") to BKC Semiconductors Incorporated, a Massachusetts Corporation (hereinafter the "Borrower"). The Loan is secured by the accounts receivable, inventory and other assets of the Borrower. You have guaranteed the payment of the Loan to us by the execution and delivery to us of your guaranty, which guaranty is secured by the accounts receivable, inventory and other assets of the Borrower.

    By this letter we hereby covenant and agree that in the event that the Borrower shall default in its obligations to us and we should act on that default and demand repayment of the Loan, and the same shall not be promptly paid upon demand thereby requiring recourse to the security therefor, we will not look to your guaranty for recourse until such time as we shall collect, sell or otherwise dispose of at public or private sale, the available collateral under the security agreement given by the Borrower.

    The term "available collateral" as used herein shall mean such collateral which we have the legal right to take possession of and which we can obtain physical possession of through the exercise of reasonable commercial practices but without resorting to unlawful force, legal process or any violation of law, and as to which we can otherwise exercise the rights and remedies of a secured party as provided in the security agreement and under applicable law, unimpaired by (a) judicial or governmental restraints; (b) any bankruptcy or insolvency proceedings or any type of judicial or administrative proceeding, the result or effect of which is to interpose an obstacle to us realizing on such collateral; (c) any defect in a valid perfected lien superior to the rights of all persons, including all court-appointed officials; or (d) any prior liens or encumbrances of any kind whatsoever.

   If, notwithstanding the disposition of such assets, there remains indebtedness owing to us by the Borrower, we shall notify you of its intended course of action and provide you ten (10) days in which to repay such indebtedness in full prior to taking any action pursuant to your guaranty.

   In all events, we shall commence enforcement of our rights under the Security Agreement given by the Borrower to us prior to seeking recourse against you pursuant to your Guaranty.

   Our agreement not to seek recourse against you pursuant to your guaranty shall terminate ninety (90) days after the date the Borrower shall default in its obligations to us and we act on that default either by issuing written demand for payment, taking possession of the assets or otherwise seeking to enforce our rights under the respective security interests granted to us by the Borrower. At the expiration of said ninety-day period this letter agreement shall be null and void and without further effect.

   Signed as a sealed instrument.

                                              Very truly yours,

                                              EASTERN BANK
                                              By: /s/ Thomas J. Barry
                                              Thomas J. Barry, Vice President




AGREED:
THE CITY OF LAWRENCE, MASSACHUSETTS

BY: /s/ Mary Claire Kennedy, Mayor
Mary Claire Kennedy, Mayor